UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Global Market

Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 28, 2025, Banzai International, Inc. (the “Company”) held a special meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders voted on five proposals, including one to approve an adjournment, if necessary. At the beginning of the Meeting, 3,344,69 Class A Shares and 24,144,898 Class B Shares, which represents 71.30% and 94.72%, respectively of the voting power of the shares entitled to vote at the Meeting, were represented by proxy, which constituted a quorum for the transaction of business.

We are filing this Current Report on Form 8-K to disclose the voting results from the Meeting. The following proposals were voted on:

1.	To grant the Board authority to issue shares of our Class A Common Stock in excess of 20% of the number of shares issued and outstanding as of the closing of a merger by and among the Company, Banzai Reel Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Banzai, ClearDoc, Inc., a Delaware corporation, who does business as OpenReel, and stockholders of OpenReel, pursuant to that certain Agreement and Plan of Merger dated as of December 10, 2024 between the aforementioned parties. For purposes of complying with Nasdaq Listing Rule 5635(d), we need shareholder approval of the issuance of shares of our Class A common stock, including upon the exercise of pre-funded warrants, in an amount equal to or in excess of 20% of all of our Class A Common Stock and Class B common stock outstanding immediately prior to the closing of the Merger. The proxy statement referred to this proposal as the Merger Issuance Proposal.

For	Against	Abstain
23,305,743	93,543	2,468

In compliance with Nasdaq Listing Rules 5635, none of the OpenReel stockholders were allowed to cast a vote on the Merger Issuance Proposal. Accordingly, a total of 28,494,905 votes were able to be cast on the Merger Issuance Proposal.

2.	Authorizing the issuance of shares of our Class A common stock, including upon the exercise of warrants, issuable pursuant to that certain securities purchase agreement dated as of September 24, 2024, between the Company and one institutional investor, in an amount equal to or in excess of 20% of all of our common stock outstanding on the date of the Purchase Agreement, to comply with Nasdaq Listing Rule 5635(d). The proxy statement referred to this proposal as the Private Financing Issuance Proposal.

For	Against	Abstain
23,311,533	87,254	2,967

In compliance with Nasdaq Listing Rules 5635, none of the Private Warrant holders were allowed to cast a vote on the Private Financing Issuance Proposal. Accordingly, a total of 28,248,992 votes were able to be cast on the Private Financing Issuance Proposal.

3.	Amending the Restated Certificate of Incorporation to allow for stockholder approval via written consents. The proxy statement referred to this proposal as the Written Consent Proposal.

For	Against	Abstain
23,312,817	81,371	7,566

A total of 29,425,463 votes were able to be cast on the Written Consent Proposal.

Accordingly, the Company shall file a Certificate of Amendment with Delaware’s Secretary of State and amend its Second Amended and Restated Bylaws (the “Bylaws”) to delete any provisions prohibiting our stockholders from taking action via written consent; most notably, we will remove Section 3.13, Action Without Meeting from the Bylaws. A copy of the Amendment and Third Amended and Restated Bylaws are attached as Exhibits 3.1 and 3.2, respectively.

4.	Increasing the number of shares available for issuance under our 2023 Equity Incentive Plan, from 102,319 to 10,000,000. The proxy statement referred to this proposal as the Option Proposal.

For	Against	Abstain
23,284,004	108,299	9,451

A total of 29,425,463 votes were able to be cast on the Option Proposal.

A transcript of the Meeting is also attached hereto, as Exhibit 99.1.

The information in this Form 6-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate Of Amendment to Certificate of Incorporation
3.2	Third Amended and Restated Bylaws
99.1	Meeting Transcript
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer